Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1996
Distribution Date of February 15, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $72,013,903.23
Beginning Pool Factor                       0.2149652

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,930,211.09
  Interest Collected                      $523,179.09

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $85,204.18
Total Additional Deposits                  $85,204.18

Repos/Chargeoffs                           $24,667.82
Aggregate Number of Notes Charged Off              26

Total Available Funds                   $6,538,594.36

Ending Pool Balance                    $66,059,024.32
Ending Pool Factor                          0.1971896

Servicing Fee                              $60,011.59

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $6,729,595.53
  Target Percentage                              7.50%
  Target Balance                        $4,954,426.82
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(29,544.57)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             688,234.93      489
    31-60 days                              88,194.22       74
    60+ days                                18,442.82       11

    Total                                  794,871.97      499

  Balances:
    60+ days                               154,953.30       11

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            29,544.57
    Beginning Balance                   $6,729,595.53

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1996

                                                              NOTES
                                                       CLASS A-1
                                      TOTAL         (MONEY MARKET)    CLASS A-2        CERTIFICATES
Original
 Pool Amount Dist.:                $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                   100.00%           95.50%           4.50%
 Turbo Percentages                                          100.00%            0.00%           0.00%
 Coupon                                                      3.475%           4.475%          4.800%

Beginning Pool Balance              $72,013,903.23
Ending Pool Balance                 $66,059,024.32

Collected Principal                  $5,930,211.09
Collected Interest                     $523,179.09
Liquidation Proceeds/Recoveries         $85,204.18
Charge-Offs                             $24,667.82
Servicing                               $60,011.59

  Total Collections Available
    for Debt Service                 $6,478,582.77

Beginning Balance                   $60,763,565.49            $0.00   $55,649,271.92   $5,114,293.57

Interest Due                           $227,982.58            $0.00      $207,525.41      $20,457.17
Interest Paid                          $227,982.58            $0.00      $207,525.41      $20,457.17
Principal Due                        $5,954,878.91            $0.00    $5,686,909.36     $267,969.55
Principal Paid                       $5,954,878.91            $0.00    $5,686,909.36     $267,969.55
Turbo Principal                              $0.00            $0.00            $0.00           $0.00

Ending Balance                      $54,808,686.58            $0.00   $49,962,362.56   $4,846,324.02
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.2549412304    0.4132779836

Total Distributions                  $6,182,861.49            $0.00    $5,894,434.77     $288,426.72

Interest Shortfall                           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                          $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00            $0.00           $0.00

Excess Servicing                       $295,721.28

Beginning Reserve Account Balance    $6,729,595.53
(Release)/Draw                         $(29,544.57)
Ending Reserve Account Balance       $6,700,050.96

Memo Item - Advances:
 Servicer Advances - Current Month    $ 125,153.38
 Total Outstanding Servicer Advances $2,812,203.84

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of January 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5              4               3              2               1
                              Sep 1995       Oct 1995        Nov 1995       Dec  1995       Jan 1996
Beg. Pool Balance         $96,494,626.09  $89,969,447.02  $83,220,136.56  $77,618,479.23  $72,013,903.23


A) Loss Trigger:
Principal of Contracts
  Charged off                 $99,077.68     $101,136.84      $94,761.83      $36,777.05      $24,667.82
Recoveries                    $17,266.80     $115,481.61           $0.00      $35,112.20      $85,204.18

Total Charged off
  (Months 5,4,3)             $294,976.35
Total Recoveries
  (Months 3,2,1)              120,316.38
Net Loss/(Recoveries)
  for 3 Mos.                 $174,659.97(a)

Total Balance
  (Months 5,4,3)         $269,684,209.67(b)

Loss Ratio [(a/b)(12)]           0.7772%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $114,451.78     $188,746.00     $154,953.30
  As % of Beginning
    Pool Balance                                               0.13753%        0.24317%        0.21517%
  Three Month Average                                          0.14401%        0.16952%        0.19862%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer